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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our reports dated March 8, 1996, with respect to the financial statements of the Georgia Cable Television System (sold by Masada Cable Partners, L.P. to Charter Communications II, L.P.), Masada Cable Partners II, L.P. (sold to Charter Communications II, L.P.), and our report dated March 15, 1996, with respect to the financial statements of the Alabama Cable Television System (to be sold by Masada Cable Partners, L.P. to Charter Communications II, L.P.), in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus for the $125,000,000, 11.25% Senior Notes due 2006 of Charter Communications Southeast, L.P. and Charter Communications Southeast Capital Corporation.

                                          ERNST & YOUNG LLP

Birmingham, Alabama

June 24, 1996